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                                                                  EXHIBIT NO. 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-33520 on Form S-8 and Registration Statement No. 333-48164 on Form S-8 of Progress Energy, Inc. of our report dated June 25, 2001, appearing in this Annual Report on Form 11-K of the Stock Purchase-Savings Plan of Progress Energy, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 25, 2001